UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 24, 2012 (October 20, 2013)

Lihua International, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-52650	14-1961536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Houxiang Five-Star Industry District
Danyang City, Jiangsu Province, PRC 212312
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: +86-51-86317399

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Lihua International, Inc.. (the “Company”) held its annual meeting of stockholders on October 20, 2013 (“Annual Meeting”).  There were 29,831,336 shares of common stock entitled to be voted, and 25,236,225 shares present in person or by proxy, at the Annual Meeting.

Three items of business were acted upon by stockholders at the Annual Meeting. The voting results are as follows:

1.	Election of Directors.

Stockholders elected all of the Company’s nominees for director for one-year terms expiring on the date of the Annual Meeting in 2014.

	Votes For	Votes Withheld	Broker Non-Votes

Jianhua Zhu	17,245,297	1,874,918	6,116,010
Yaying Wang	17,242,897	1,877,318	6,116,010
Robert C. Bruce	17,247,014	1,873,201	6,116,010
Jonathan P. Serbin	17,245,905	1,874,310	6,116,010
Kelvin Lau	17,172,184	1,948,031	6,116,010

2.	Approval of the Company’s Independent Accountants.

Stockholders ratified the appointment of Crowe Horwath (HK) CPA Limited as the independent auditors of the Company for the fiscal year ending December 31, 2013.

Votes For	Votes Against	Abstentions

23,839,089	1,186,462	210,674

3. Stockholders passed an advisory vote to approve the compensation paid to the Company’s named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes

17,434,848	1,618,091	67,276	6,116,010

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 24, 2013	LIHUA INTERNATIONAL, INC.

	By:	/s/ Jianhua Zhu
Name: Jianhua Zhu
Title: Chief Executive Officer and President

3